UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

PhaseRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37772	20-4690620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Harrison Street, Suite 300 Seattle, Washington	98119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 805-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 12, 2017, management of PhaseRx, Inc. (the “Company”) commenced a reduction in its workforce to reduce operating costs and conserve cash resources while it pursues strategic options for its research and development assets. Under this plan, which is expected to be completed in October 2017, the Company expects to reduce its overall workforce by 10 employees (or 50%), including some executive officers.

In connection with the reduction in force, the Company estimates that it will incur aggregate cash charges of between $411,000 and $426,000 related to one-time termination benefits, including severance, and other employee related costs, all of which are expected to be incurred and paid during October 2017.

As a part of the reduction in workforce, the Company also announced that it will delay the development of its lead product candidate PRX-OTC. The Company expects to incur additional charges in connection with its decision to seek strategic alternatives as part of this restructuring plan, which amounts cannot be determined as of the filing of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the workforce reduction, the Company terminated employment of Michael Houston, Ph.D., the Company’s chief scientific officer, effective as of October 12, 2017.

Item 8.01	Other Events.

On October 13, 2017, the Company issued a press release announcing the workforce reduction and review of strategic alternatives. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 13, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseRx, Inc.

Date: October 13, 2017	By:	/s/ Robert W. Overell
Robert W. Overell, Ph.D.
Chief Executive Officer